SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

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                           TROY FINANCIAL CORPORATION
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                           TROY FINANCIAL CORPORATION
                                  NEWS RELEASE


FOR IMMEDIATE RELEASE
DECEMBER 18, 2001

For Further Information Contact:
Daniel J. Hogarty Jr.                               David J. DeLuca
Chairman, President                                 Senior Vice President &
& Chief Executive Officer                           Chief Financial Officer
(518) 270-3312                                      (518) 270-3206
                                                    ddeluca@troysavingsbank.com

                            TROY FINANCIAL ANNOUNCES
                     DIRECTOR NOMINATIONS FOR ANNUAL MEETING


TROY FINANCIAL CORPORATION (NASDAQ:TRYF) Daniel J. Hogarty, Jr. Chairman, President and Chief Executive Officer, today announced the nominations of Morris Massry and Sister Maureen Joyce, RSM, to become directors of the Company. Along with current director Michael E. Fleming, Morris Massry and Sister Maureen Joyce will stand for election for a three- year term at the Company's 2002 annual meeting. Mr. Massry and Sister Joyce are nominated to succeed Marvin Wulf and Keith Millsop, who are retiring when their terms expire in 2002.

Mr. Massry, a principal of Massry Realty Partners, has owned and operated commercial and multi-family properties in the Capital Region for more than 40 years. Mr. Massry is Chairman of the Board of Pointe Bank, located in Boca Raton, FL, and a director of Excelsior College, The University at Albany Foundation, Center for the Disabled, and Proctors Theater in Schenectady. Previously, Mr. Massry was the president of St. Mary's Hospital Foundation, Daughter of Sarah Nursing Home, Doane Stuart School and the Troy Jewish Community Center. Mr. Massry is the recipient of the Daughters of Charity National Health Systems Heritage award, Jewish National Fund Tree of Life award, The University at Albany Foundation Citizen Laurette, Italian Community Center Humanitarian award, Cerebral Palsy Humanitarian Award, and the Boys Scouts Distinguished Citizen award. Mr. Massry and his wife, Esther, reside in Loudonville, NY.

Sister Maureen Joyce has been the Executive Director of Catholic Charities since 1990. Catholic Charities consists of twenty organizations providing health and human service programs in fourteen counties under the auspices of the Roman Catholic Diocese of Albany. Sister Joyce is currently a member of the Boards of Directors of Albany County Community Services, Community Loan Fund, DePaul Management, LaSalle School for Boys, St. Anne Institute, St. Catherine's Center for Children and St. Peter's Health Care Services. Sister Joyce is a graduate of the College of Saint Rose and Maria College and holds honorary doctorates of Humane Letters from Siena College and the College of Saint Rose. Sister Joyce became a member of the Sisters of Mercy in 1961.

Mr. Hogarty stated, "Morris Massry and Sister Maureen Joyce bring an outstanding record of professional accomplishments, community service, and an understanding of the financial and human needs of the communities served by Troy Financial Corporation and its principal subsidiary, The Troy Savings Bank."

Troy is a community-based, full service financial services company offering a wide variety of business, retail and municipal banking products. Troy through its subsidiaries, The Troy Savings Bank and The Troy Commercial Bank, offers a full range of trust, insurance and investment services. Troy's primary sources of funds are deposits and borrowings, which it uses to originate residential and commercial real estate mortgages, commercial business and consumer loans, throughout its primary market area, consisting of eight New York counties:
Albany, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington. The Bank's web site is: www.troysavingsbank.com.

Troy will file definitive proxy materials with the Securities and Exchange Commission ("SEC") which will set forth the complete details about the company's annual meeting. WE URGE SHAREHOLDERS TO CAREFULLY READ THE DEFINITIVE PROXY MATERIALS WHEN FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a copy of the Troy definitive proxy materials free of charge at the SEC's web site at www.sec.gov. The definitive materials may also be obtained for free by directing a written request to Troy Financial Corporation, 32 Second Street, Troy, New York 12180,
Attention: David J. DeLuca, Senior Vice President and Chief Financial Officer. SHAREHOLDERS SHOULD READ THE DEFINITIVE PROXY MATERIALS BEFORE VOTING ON THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING.

Troy and its directors and executive officers may be deemed to be "participants" in Troy's solicitation of proxies in connection with the matters to be voted on at the company's annual meeting. Information regarding the participants, including their beneficial interests in Troy's common stock, is contained in Troy's 2001 annual meeting proxy materials filed with the SEC on January 8, 2001, and then-current information will be provided in Troy's 2002 annual meeting proxy materials expected to be filed with the SEC in January 2002.

Statements contained in this press release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management, as well as assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from results discussed in forward-looking statements due to a number of factors that include, but are not limited to, factors discussed in the documents filed by Troy with the Securities and Exchange Commission from time to time.

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